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                                                                    EXHIBIT 4.12



                       INSTRUMENTS DEFINING THE RIGHTS OF
                     SECURITY HOLDERS, INCLUDING INDENTURES



The Registrant has various long-term debt agreements which define the rights of the holders of the related debt securities of the Registrant. The Registrant agrees to furnish copies of any unfiled debt agreements to the Commission upon request.






                                                   FLEMING COMPANIES, INC.
                                                   (Registrant)


                                                   /s/ NEAL J. RIDER

Date:    March 6, 2002                             By  Neal J. Rider
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)